UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

GOLD LAKES CORP.
(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 Enterprise Parkway, Suite 340 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

(216) 916-9303

Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2016, Gold Lakes Corp. (the "Company") entered into an Addendum to Equity Participation and Earn-In Agreement (the "Addendum") with Flex Mining Ltd. ("Flex Mining") to modify and add certain terms and conditions to the Equity Participation And Earn-In Agreement (the "Agreement") that it entered into with Flex Mining on August 28, 2015.

The Addendum modifies the Agreement to allow the Company to acquire 100% of Flex Mining's assets as opposed to obtaining an Earn-In Right. The Company is required to incur certain expenditures over the next 3 years – failure to incur such expenditures will grant Flex Mining the right to repurchase the assets at a mutual agreed upon price. The Addendum also clarifies that no royalties are due pursuant to the Agreement as well as updates the license numbers that the Company has acquired.

The foregoing description of the Addendum is qualified in its entirety by the provisions of the Addendum and additional terms and conditions can be found in the copy of the Addendum filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements And Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Addendum to Equity Participation and Earn-In Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD LAKES CORP.

Date: March 22, 2016	By:	/s/ Christopher P. Vallos
Christopher P. Vallos
Director